UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) —March 29, 2013

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois	60601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements and Related Audit Report

(b) On February 13, 2013, the Audit Committee of Envestnet, Inc. (“Envestnet”) terminated McGladrey LLP (“McGladrey”) as Envestnet’s independent registered public accountants and on February 14, 2013 engaged KPMG LLP as its independent registered public accounting firm for Envestnet’s year ended December 31, 2012 and to re-audit Envestnet’s financial statements for the year ended December 31, 2011. The change in Envestnet’s certifying accountant was reported on a Form 8-K filed on February 14, 2013 (the “Item 4.01 Form 8-K”).

On April 2, 2013, Envestnet received a letter from McGladrey advising Envestnet that disclosure should be made that reliance should not be placed on McGladrey’s audit report on Envestnet’s financial statements for the year ended December 31, 2010 in light of the matters described in the Item 4.01 Form 8-K.

The sole purpose of this Form 8-K/A is to include as an exhibit the letter from McGladrey, dated April 4, 2013 stating that McGladrey is in agreement with the statements made in the Company’s Form 8-K filed on April 3, 2013 (the “Original Form 8-K”).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

16.1	Letter of McGladrey LLP dated April 4, 2013 with respect to the matters disclosed in the Original Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Peter D’Arrigo
Peter D’Arrigo
Chief Financial Officer

Date: April 5, 2013